Thompson	ATLANTA CINCINNATI COLUMBUS NEW YORK
Hine	BRUSSELS CLEVELAND DAYTON WASHINGTON, D.C.

July 21, 2010

Unified Series Trust
2960 North Meridian Street
Suite 300
Indianapolis, Indiana 46208

Re: Unified Series Trust, File Nos. 333-100654 and 811-21237

Gentlemen:

A legal opinion (the “Legal Opinion”) that we prepared was filed with Post-Effective Amendment No. 130 to the Unified Series Trust’s Registration Statement (the “Registration Statement”).  We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 145 to the Registration Statement (the “Amendment”), and consent to all references to us in the Amendment.

Very truly yours,

/s/ Thompson Hine LLP

THOMPSON HINE LLP

780833.1